EXHIBIT 10.1
MECHANICAL TECHNOLOGY, INCORPORATED
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Purpose

Mechanical Technology, Incorporated, a New York corporation (the “Company”), wishes to recruit, reward, and retain employees, directors, and other service providers, including consultants. To further these objectives, the Company hereby sets forth the Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan (the “Plan”), originally effective May 18, 2006 upon approval of its adoption by the Company’s stockholders (the “Effective Date”), and as amended and restated by the Company effective September 16, 2009, to provide options (“Options”) to employees, directors, and other service providers of the Company and its Eligible Affiliates to purchase shares of the Company’s common stock (the “Common Stock”).

The Company may also make direct grants or sales of Common Stock (with any or no restrictions) (“Restricted Stock Grants”) to participants, and may also grant stock appreciation rights (“SARs”), restricted stock units providing for a future issuance of shares (“RSUs”), and other share-based awards (“Other Share-Based Awards”). Grants of the various equity-related instruments are “Awards.”

Participants

All Employees of the Company and of any Eligible Affiliates are potentially eligible for Awards under this Plan. Eligible individuals become “optionees” or “recipients” when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. The Administrator may also grant Awards to directors, consultants, and certain other service providers of the Company or any Eligible Affiliate. (Optionees and recipients are referred to collectively as “participants.”) The term participant also includes, where appropriate, a person authorized to exercise an Award or purchase or receive an Award in place of the original recipient.

“Employee” means any person the Company or a Related Company employs as a common law employee. Other service providers must be natural persons to participate.

Administrator

The “Administrator” is the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the "Board"), unless the Board specifies a different committee or acts under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out the Plan’s provisions and has full discretion in interpreting and administering the provisions of the Plan and reconciling any inconsistencies with any Award Agreement. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may act through meetings of a majority of its members or by unanimous consent. The Administrator may delegate its functions to officers or other Employees of the Company or Eligible Affiliates. The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award.

The Administrator may provide that an Award is exercisable for shares while the shares are subject to forfeiture under conditions the Administrator specifies.

Granting of Awards

Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the persons who receive Awards,
  the terms of such Awards (including amendment, release, or extension of any provision), the schedule for exercisability or nonforfeitability (including any requirements that the participants or the Company satisfy performance criteria), the time and conditions for expiration of the Awards, and
  the form of payment due upon exercise or purchase (including any repricing or replacement of outstanding Awards).

The Administrator may allow participants to exercise otherwise non-exercisable portions of Awards, subject, in the Administrator’s sole discretion, to whatever conditions it considers appropriate.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

Options for Employees may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or the corresponding provision of any subsequently enacted tax statute, or nonqualified stock options (“NQSOs”), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form of an option grant to an Employee, it will be an ISO to the extent the tax laws permit.) Any options granted to outside directors or other persons who are not Employees must be nonqualified stock options. Neither the Company nor the Administrator will be liable if any Option intended initially to be an ISO fails to so qualify or is amended to be an NQSO.

The Administrator may set whatever conditions it considers appropriate for the SARs or other Awards, subject to the terms of the Plan.

Nonexempt Employee

Any Option or SAR granted to an Employee who is a nonexempt Employee for purposes of the Fair Labor Standards Act of 1938 (the “FLSA”) cannot by its terms be exercisable by the Employee for a period of at least six months after its Date of Grant, to the extent required under the FLSA for such Option or SAR to be excluded from the Employee’s “regular rate” (as defined under the FLSA). The Administrator may impose such other conditions or limitations on Options or SARs granted to nonexempt Employees as it may deem appropriate to qualify such Options or SARs for exemption from such Employees’ regular rate under the FLSA. Nonexempt Employees will not be eligible for other types of Awards under the Plan except to the extent that such Awards comply with the FLSA.

Substitutions

The Administrator may grant Awards in substitution for options or other equity interests held by individuals who become Employees or other service providers of the Company or of an Eligible Affiliate as a result of the Company’s or Eligible Affiliate’s acquiring or merging with the individual’s employer or acquiring its assets. In addition, the Administrator may provide for the Plan’s assumption of Awards granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant (or who were eligible under the acquired company’s plan), including (i) persons who provided services to any acquired company or business, (ii) persons who provided services to the Company or any Related Company, and (iii) persons who received Awards from the Company before the Effective Date of the Plan. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including, for exercisable Awards, Exercise Price) that vary from those the Plan otherwise requires.

Date Of Grant

The Date of Grant will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator’s minutes or other written evidence of action.

Exercise Price

The Exercise Price is, for Options, the value of the consideration that a participant must provide in exchange for one share of Common Stock and, for SARs, the measurement price. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the participant for general corporate purposes.

The Exercise Price per share for ISOs, NQSOs, and SARs may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, that if the Administrator decides to grant an ISO to someone described in Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stockholder), the Exercise Price must be at least 110% of the Fair Market Value.

Repricing

(1) The Administrator may, with or without stockholder approval, amend an outstanding Option granted under the Plan to provide an Exercise Price per share that is lower than the then-current Exercise Price of such outstanding Option, and (2) the Administrator may, with or without stockholder approval, cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

Fair Market Value

“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

  if the Common Stock trades on a national securities exchange or market, the closing sale price (for the primary trading session) on the Date of Grant;
  if the Common Stock does not trade on any such exchange or market, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for the Date of Grant;
  if no such closing sale price information is available, the average of bids and asked prices that Nasdaq reports for the Date of Grant;
  if Nasdaq does not report such bid and asked prices for the Date of Grant, the average of the bid and asked prices as reported by any other commercial service for the Date of Grant; or
  if the Company ceases to have publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the foregoing provisions, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

Exercisability

The Administrator will determine the times and conditions for exercise or retention of each Award.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions on the Awards will lapse.

If the Administrator does not specify otherwise, Awards will become exercisable or non-forfeitable as to 25% per year on each anniversary of the Date of Grant, so long as the participant remains employed or continues his relationship as an individual service provider, and with respect to exercisable Awards, will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

Substantial Corporate Change

Upon a Substantial Corporate Change, the Plan and any unexercised or forfeitable Awards will terminate (after the occurrence of one of the alternatives set forth below under Termination Alternatives) unless either (i) an Award Agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or
  the substitution for such Awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor,

with appropriate adjustments as to the number and kind of shares of stock and prices (and with fractional shares rounded down to the nearest whole share unless the Administrator determines otherwise), in which event the Awards will continue in the manner and under the terms so provided, with such increases in exercisability or nonforfeitability, if any, as the Administrator determines appropriate in its sole discretion.

Termination Alternatives

If an Award would otherwise terminate under the preceding provisions, the Administrator will either provide that optionees or holders of SARs or other exercisable Awards will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Options or SARs or other exercisable Awards, including portions of such Awards not already exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the Administrator) paid for the Company’s shares, under the transaction minus, for Options and SARs or other exercisable Awards, the Exercise Price for the shares covered by such Awards (and, for any Awards, where the Board or the Administrator determines it is appropriate, any required taxes, withholdings or other required deductions), and with such allocation among cash, cash equivalents, and/or successor equity interests as the Administrator determines or approves.

A “Substantial Corporate Change” means any of the following events after the initial Effective Date of the Plan:

(i)	sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an Excluded Owner) acting together,

(ii)	complete or substantially complete dissolution or liquidation of the Company,

(iii)	a person, entity, or group acting together (other than an Excluded Owner) acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”),

(iv)	completion of a merger, consolidation, or reorganization of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

(v)	the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

(vi)	during any one year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

An “Excluded Owner” consists of the Company, any Related Company, any Company benefit plan, any underwriter temporarily holding securities for an offering of such securities, investors or directors designated by the Board, or any trusts or other entities in which any of the foregoing entities, individuals or members of their immediate family hold a majority of the ownership or beneficial interests.

Even if other tests are met, a Substantial Corporate Change has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The Administrator may determine that a particular participant’s Awards will not become fully exercisable or nonforfeitable as a result of what the Administrator, in its sole discretion, determines is the participant’s insufficient cooperation with the Company with respect to a Substantial Corporate Change.

The Administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.

If any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the Administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the Exercise Price; this repurchase right (x) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (y) will not apply to any shares subject to the portion of the Award that was exercisable under its terms without regard to the Substantial Corporate Change.

Any Award granted to a participant in replacement of other awards not under this Plan will only become fully exercisable upon a Substantial Corporate Change if (i) the plan under which the participant originally received the awards specifically provided for such acceleration, (ii) the Administrator provided for such acceleration in replacing the options, or (iii) the Administrator so provides at another time.

If a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company’s repurchase and other rights under each outstanding Restricted Stock Grant will inure to the benefit of the Company’s successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Grant. If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Grant or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Grants then outstanding will automatically be treated as terminated or satisfied.

The Board or other Administrator may take any actions described in the Substantial Corporate Change section, without any requirement to seek participant consent.

Limitation on ISOs

An Option granted as an ISO will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its parent or subsidiary corporations, within the meaning of Code Section 422(e) and (f)), does not exceed $100,000. This limitation applies to options in the order in which such options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

Method of Exercise

To exercise any exercisable portion of an Award, the participant must:

  deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;
  for the shares of Common Stock with respect to which the participant is exercising the Award, pay the full Exercise Price by cash or a check or any other form of consideration permitted by the Administrator; and
  deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a legally permissible cashless exercise method involving sale to the market, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Award and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes, provided such method complies with the Sarbanes Oxley Act of 2002.

Award Expiration

No one may exercise an Option or other exercisable Award more than ten years after its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)). In addition, unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Award after the first to occur of:

Employment Termination

The 1st day after three (3) months after the date of termination of service-providing relationship (other than for death or Disability), where termination of service-providing relationship means the time when the employer-employee or other individual service-providing relationship between the individual and the Company (and all Related Companies) ends for any reason. The Administrator may provide that Awards terminate immediately upon termination of service for “cause” under an Employee’s employment or consultant’s services agreement or under another definition specified in the Award Agreement. Unless the Award Agreement or the Administrator provides otherwise, termination of service-providing relationship does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of service and may decide to suspend the exercise or forfeiture schedule during a leave rather than to terminate the Award. Unless the Award Agreement or the Administrator provides otherwise, terminations of service include situations in which the participant’s employer ceases to be related to the Company closely enough to be a Related Company for new grants. The Administrator may provide that Options and SARs will begin their three (3) month expiration period when any securities trading blackout applicable to the departing officer, employee, or director expires.

Gross Misconduct

For the Company’s termination of the participant’s service-providing relationship as a result of the participant’s Gross Misconduct, the time of such termination. For purposes of this Plan, “Gross Misconduct” means the participant has committed fraud, misappropriation, embezzlement, or willful misconduct;
  committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or any Related Company, or any felony; or
  committed an act of gross negligence or otherwise acted with willful disregard for the Company’s or a Related Company’s best interests.

If the participant has an employment or other agreement in effect at the time of his or her termination that specifies “cause” for termination, “Gross Misconduct” for purposes of his or her termination will refer to “cause” under the employment or other agreement, rather than to the foregoing definition.

Disability

The first annual anniversary of the participant’s termination of service for disability, where “disability” means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or, if the Company then maintains long-term disability insurance, the date as of which the individual is eligible for benefits under that insurance; or

Death

The first annual anniversary of the participant’s date of death.

If the Administrator permits exercise of an Award after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an ISO, if permitted, more than three (3) months after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable, unless the Administrator specifies otherwise.

Restricted Stock Awards

The Administrator may grant Awards entitling recipients to acquire Restricted Stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Administrator in the applicable Award are not satisfied before the end of the applicable restriction period or periods. Instead of granting Awards for Restricted Stock, the Administrator may grant RSUs entitling the recipient to receive shares of Common Stock to be delivered at the time such grants vest (and, together with Restricted Stock, “Restricted Stock Awards”).

The Administrator will determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

Restricted Stock Dividends

Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash, or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

Stock Certificates

The Administrator may require the participant to deposit in escrow any stock certificates the Company issues in respect of shares of Restricted Stock, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the participant or if the participant has died, to the beneficiary the participant has designated in a manner acceptable to the Company to receive amounts due or exercise rights of the participant if the participant dies before receipt or exercise (the “Designated Beneficiary”). In the absence of an effective designation by a participant, “Designated Beneficiary” will mean the person or persons entitled to such certificates or amounts pursuant to the participant’s will or, as applicable, as determined pursuant to the laws of descent and distribution.

RSU Settlement

Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Company will pay the participant one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Administrator may, in its discretion, provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, and to the extent applicable, in a manner consistent the Code Section 409A.

RSU Voting Rights

A participant will have no voting rights with respect to any RSUs.

RSU Dividend Equivalents

To the extent the Administrator provides, in its sole discretion, a grant of RSUs may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). The Company may pay the Dividend Equivalents currently or may credit them to an account for the participants, may settle them in cash and/or shares of Common Stock, and may subject them to the same restrictions on transfer and forfeitability as the RSUs with respect to which the DERs are paid, as determined by the Administrator in its sole discretion, subject in each case to such terms and conditions as the Administrator may establish, in each case to be set forth in the applicable Award agreement.

Stock Appreciation Rights

A SAR represents the right to receive a payment in Common Stock, equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price. The Administrator will establish in its sole discretion all applicable terms and conditions, and describe such determination in the applicable Award Agreement, provided that the SAR will expire no more than 10 years after its Date of Grant.

Other Share-Based Awards

The Administrator may grant Other Share-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to the Common Stock. The Administrator, in its sole discretion, will determine purchase, exercise, exchange, or conversion of the Other Share-Based Awards and all other terms and conditions applicable to the Awards.

Award Agreement

Award Agreements (which could be certificates) will describe the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent an Award Agreement contains any provision that contradicts any provision of this Plan, the terms of the provision of this Plan supersede the contradictory provision of the Award Agreement, except as the Award Agreement otherwise expressly provides. The Award Agreements may contain special rules.

Other Restrictions

Without any requirements to seek a participant’s consent, the Company may require the participant to use one or more specified brokerage firms to exercise Awards and to hold shares received from or under Awards until the later of one year after exercise or lapse of all forfeiture restrictions or two years after the Date of Grant.

Acceleration

The Administrator may at any time provide that any Award will become immediately exercisable or vested in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Stock Subject To Plan

Except as adjusted below under Adjustments upon Changes in Capital Stock,

  the aggregate number of shares of Common Stock the Company may issue under Awards may not exceed 600,000 shares of Common Stock, of which a maximum of 600,000 shares can be used for Awards other than Options and SARs, the Company can issue under ISOs from the preceding total an aggregate of 25,000 shares of Common Stock, and the maximum number of shares that may be granted or covered under Awards for a single individual in a calendar year (including for purposes of Appendix I) may not exceed 600,000. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer’s options or other incentives, except as Code Section 162(m) otherwise requires.)

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Award expires, is canceled, surrendered, or forfeited, or terminates for any other reason without having been fully exercised, or is settled in cash, or otherwise results in Common Stock not being issued (any shares which are retained by the Company to satisfy the Exercise Price or any withholding taxes due with respect to an Award shall be treated as not issued and should continue to be available under the Plan), the shares of Common Stock available under that Award will again be available for the granting of new Awards. SARs shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the SARs. Shares restored to the Plan will only count for purposes of the ISO authorized number if the Code so permits.

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise. Any dividend equivalents distributed under the Plan shall be applied against the number of shares available for Awards under the Plan.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or the granting of an Award, or the Administrator otherwise specifies.

The Company will not issue fractional shares pursuant to the exercise of an Award, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

Person Who May Exercise

During the participant’s lifetime, only the participant or his duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable Common Stock). After his death, a Designated Beneficiary or, if there is no Designated Beneficiary, a participant’s personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

Performance Rules

Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance objectives with respect to such Awards as it considers appropriate, which performance objectives must be satisfied, as the Administrator specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

The Administrator will determine whether such performance objectives are attained, and such determination will be final and conclusive.

The Administrator may express each performance objective in absolute and/or relative terms, and may use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Related Companies) and/or the past or current performance of other companies. In the case of earnings-based measures, performance objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Administrator also retains the discretion to specify that it can adjust a performance objective award payout downwards under such factors as it considers appropriate.

Adjustments Upon Changes In Capital Stock

Subject to any required action by the Company (which it agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award,

(i)	the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, or reverse stock split, the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event in the fully diluted equity of the Company will, to the extent practicable, be the same as immediately before such event or

(ii)	the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator may make what it determines to be an equitable adjustment in the number of shares of Common Stock underlying each Award.

Neither adjustment applies to Common Stock that the participant has already purchased which is subject to the adjustments applicable to Common Stock. Unless the Administrator determines another method would be appropriate, any such adjustment to an exercisable Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of such Award but will include a corresponding proportionate adjustment in the Award’s Exercise Price and in any applicable repurchase obligations or rights. The Board or other Administrator may take any actions described in this section without any requirement to seek participant consent.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in each portion of the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Related Company Employees

Employees of Eligible Affiliates will be potentially entitled to participate in the Plan, except as the Administrator otherwise designates.

“Eligible Affiliate” means MTI MicroFuel Cells Inc., MTI Instruments, Inc., and any other Related Companies, except as the Administrator otherwise specifies. For ISO grants, “Related Company” means any corporation in an unbroken chain of corporations including the Company if, at the time a participant receives an ISO under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. “Related Company” also includes a single-member limited liability company included within the chain described in the preceding sentence. The Administrator may use a different definition of Related Company for NQSOs and other Awards and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

Legal Compliance

The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges or markets, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that Federal or state laws or any other laws, rules or regulations otherwise prohibit.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations and any other laws, rules and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to comply with such laws, rules, and regulations, and the Administrator may make any further amendments to Awards that are necessary for such compliance.

Purchase For Investment And Other Restrictions

Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of grant and/or exercise, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

  that the shares received under the Award are not so registered, and that the participant may not sell or otherwise transfer the shares unless
-	such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either
-	the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or
-	counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, rights of repurchase or of forfeiture, and voting agreements set forth in or incorporated by reference into other applicable documents, including the Award Agreements, or the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it considers appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop transfer orders to transfer agents and registrars.

Taxes, Withholding and Other Required Deductions

The participant must satisfy all applicable federal, state, and local or other tax, withholding, and other obligations and required deductions before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy such obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required to satisfy such amounts, or, if and to the extent permitted, have a broker tender to the Company cash equal to the withholding obligations. Payment of these obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an ISO or other Award or approved by the Administrator in its sole discretion (other than with respect to ISOs), a participant may satisfy such obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value; provided, however, except as the Administrator otherwise provides, the total amount where stock is being used to satisfy such obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy any obligation pursuant to this section cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Transfers, Assignments, and Pledges

Except as otherwise permitted by the Administrator, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.

Amendment or Termination of Plan and Options

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that such actions are consistent with this section. Except as required by law or by the Substantial Corporate Change or Adjustment Upon Changes in Capital Stock sections or permitted under the Method of Exercise section, the Administrator may not, without the participant’s or Designated Beneficiary’s consent, modify the terms and conditions of an Award so as to materially adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant’s or Designated Beneficiary’s consent, terminate or materially adversely affect any right or obligations under any outstanding Awards, except as provided in the Substantial Corporate Change or the Adjustments Upon Changes in Capital Stock sections.

The following actions will require prior applicable stockholder approval:

(i)	any amendment to an Award intended to comply with Section 162(m), which amendment provides that the Award will become exercisable, realizable or vested, as applicable to such Award; and

(ii)	any amendment requiring stockholder approval under applicable law or the rules of any exchange upon which the Company’s shares are traded.

In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to ISOs, the Board may not effect such modification or amendment without such approval. The Administrator may not make any Award that is conditioned upon stockholder approval of any amendment to the Plan.

Privileges of Stock Ownership

No participant and no Designated Beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, already issued to such participant.

Effect on Other Plans

Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Limitations on Liability

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any participant, former participant, spouse, Designated Beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

No Employment Contract

Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give any participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the participant’s employment or other relationship with the Company.

Applicable Law

The laws of the State of New York (other than its choice of law provisions) govern this Plan and its interpretation.

Duration of the Plan

The Administrator may not grant Awards under the Plan after the tenth anniversary of the Effective Date. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying any applicable laws, rules or regulations of various jurisdictions. The Board will establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Administrator’s discretion under the Plan as the Board considers necessary or desirable, or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board considers necessary or desirable. All supplements the Board adopts will be treated as part of the Plan, but each supplement will apply only to participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to participants in any jurisdiction that is not the subject of such supplement.

Compliance with Code Section 409A

No Award may provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant or by later amendment, specifically provides that the Award is not intended to comply with Section 409A of the Code, provided that nothing in this Plan or otherwise constitutes a guaranty to the participants that any Awards will comply with Section 409A.

Approval of the Plan

The Plan in its original form was adopted and effective upon approval by the Company’s stockholders on May 18, 2006. The Plan as amended and restated was adopted and effective upon approval by the Company’s Board of Directors on September 16, 2009.

APPENDIX I
Performance Grants under Code Section 162(m)

Special Performance Goals

The Administrator may choose to designate that either the granting or vesting of Awards (other than Options and SARs) for Performance Periods are based on “Special Performance Goals,” using exclusively one or more of the following measures, as long as Special Performance Goals are substantially uncertain to be attained when established:

  earnings per share (on a fully diluted or other basis),
  stock price targets or stock price maintenance,
  pretax or after tax net income,
  operating income,
  gross revenue,
  gross margin,
  operating profit before or after discontinued operations and/or taxes earnings before or after discontinued operations, interest, taxes, depreciation, and/or amortization, earnings growth,
  cash flow or cash position,
  sales or sales growth or market share,
  return on sales, assets, equity, or investment,
  improvement of financial ratings,
  achievement of balance sheet or income statement objectives, total shareholder return
  entering into OEM contracts for military, industrial and consumer, or achievement of specified technical improvements in products or products under development.

The Administrator may express each Special Performance Goal in absolute and/or relative terms, and may use comparisons with current internal targets, the Company’s past performance (including the performance of one or more Related Companies) and/or the past or current performance of other companies. The Administrator may set Special Performance Goals that vary by Participant or by Award, that may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and that may cover such Performance Period as the Administrator may specify.

The Administrator will determine the measures for setting Special Performance Goals for any given Performance Period in accordance with generally accepted accounting principles (“GAAP”), where applicable, and in a manner consistent with the methods used in the Company’s audited financial statements. Absent specific contrary determination by the Administrator during the Applicable Period, the Special Performance Goals will not take into account (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

Performance Period

A “Performance Period” is a period for which the Administrator sets Special Performance Goals and during which the Administrator measures performance to determine whether a Participant is entitled to payment or vesting of an Award under the Plan. A Performance Period may coincide with one or more complete or partial fiscal years of the Company.

Applicable Period

The “Applicable Period” with respect to any Performance Period means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

Administrator

The Administrator for purposes of granting Awards that use Special Performance Goals must be a committee consisting of two or more directors, each of whom qualifies as an “outside director” within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and establish and determine satisfaction of Special Performance Goals under this Appendix. Assuming the minimum number of outside directors can still act, the Administrator may satisfy this requirement through (i) providing that persons who are not “outside directors” cannot vote on an issue, (ii) allowing those persons to abstain from voting, or (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan.

Payment of Awards

Subject to the limitations set forth in this Appendix, Awards determined under the Plan for a Performance Period will be paid or vested as soon as practicable following the end of the Performance Period to which the Awards apply. The Administrator may not waive the achievement of the applicable Special Performance Goals except in the case of the death or disability of the Participant.

Certification

No Award will be paid or vested, as applicable, unless and until the Administrator, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been satisfied and the Administrator has made its decisions regarding the extent of any Negative Discretion Adjustment of Awards.

Negative Discretion

The Administrator’s powers include the power to make “Negative Discretion Adjustments,” which are adjustments that eliminate or reduce (but do not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative Discretion Adjustment may cause an Award to fail to qualify as “performance based compensation” under Section 162(m).

Duration of Appendix I

Appendix I will remain effective for the duration of the Plan, unless the Board terminates it earlier, provided, however, that the continued effectiveness of Appendix I will be subject to the approval of the Company’s shareholders at such times and in such manner as Section 162(m) may require.

Disclosure and Approval of Appendix I

Appendix I must be submitted to Company shareholders for their approval as part of the Plan. The specific terms of the Plan, including the class of employees eligible to be Participants, the measures used for Special Performance Goals, and the terms of payment of Awards, must be disclosed to the shareholders to the extent Section 162(m) requires.

Purpose of Appendix I

This Appendix is intended to conform with all provisions of Code Section 162(m) and Treas. Reg. Section 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance based compensation,” provided that the Administrator retains the discretion whether to make Awards that do not so qualify, and that the Administrator may also grant Awards that satisfy Code Section 162(m) without the application of this Appendix.